                                                                    EXHIBIT 10.4


                         ADVANCED RADIO TELECOM CORP.

                                   Amendment
                                      to
               Amended and Restated Change of Control Agreement

     This amendment, made this 14th day of May 1999 by and between Thomas Boyhan ("Executive") and Advanced Radio Telecom Corp. (the "Company") amends the Amended and Restated Change of Control Agreement between Executive and the Company dated as of 3rd of February, 1999 (the "Agreement").

     Whereas, the Company and Executive entered into the Agreement to induce Executive to advise the Board of Directors as to the best interests of the Company regarding a potential change of control and to induce the retention of Executive and assure Executive of fair severance in the event of such a change of control; and

     Whereas the Board believes that certain transactions contemplated by the Company present the same considerations with respect to ensuring retention, attention, dedication and sound advice with respect to management;

     Now, therefore, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration the parties hereto agree as follows:

     The Agreement shall be amended in the following respects:

1. The definition of Change of Control on Exhibit A shall be amended by (i) replacing the period in subsection (d) with ";or" and adding a subsection (e) as follows:

     (e) The closing of the sale by the Company of its preferred stock pursuant to a stock purchase agreement to be entered into in May or June, 1999, as amended from time to time, among the Company and the purchasers named therein.

2. All other provisions of the Agreement shall remain unamended and be in full force and effect.

     IN WITNESS WHEREOF, the Parties hereto have executed this amendment as of 14th of May 1999.

                              ADVANCED RADIO TELECOM CORP.


                              By: /s/ Henry C. Hirsch
                                 ---------------------------
                                   Henry C. Hirsch
                                   Chairman and CEO



                              By: /s/ Thomas Boyhan
                                 ---------------------------
                                   Thomas Boyhan

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